KPMG LLP
700 Louisiana, Suite 3100
Houston, Texas 77002
Telephone: (713) 319-2036 - Efax: (713) 513-5615

Consent of Independent Registered Public Accounting Firm

The Board of Trust Managers

AmREIT

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

(signed) KPMG LLP

Houston, Texas
October 15, 2007